Exhibit 4.2

SEE REVERSE FOR RESTRICTIONS ON TRANSFER

INCORPORATED UNDER THE LAWS

OF THE STATE OF NEVADA

March 31, 1999

ENERJEX RESOURCES, INC.

Series B Convertible Preferred

1,764 Shares Series B Convertible Preferred Stock Authorized

THIS CERTIFIES THAT _____________________ are the owners of ________________ (_________) fully paid and non-assessable SERIES B CONVERTIBLE PREFERRED Shares, with a par value of $0.001, of

ENERJEX RESOURCES, INC.

transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon the surrender of this Certificate properly endorsed.

The designations, preferences, qualifications, limitations, restrictions, and special or other relative rights of the Preferred Shares and Common Shares, respectively, are set forth on the back of this certificate, and the holder hereof, by accepting this certificate, expressly assents to and is bound by all of said provisions.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and to be sealed with the Seal of the Corporation, this ____th day of _______, 20__.

Robert G. Watson, Jr., Secretary	Robert G. Watson, Jr., President